AMENDMENT NO. 3 TO DEPOSIT AGREEMENT

AMENDMENT NO. 3 dated as of June 29, 2007 (the "Amendment") to the Deposit Agreement dated as of October 1, 1984 (the "Deposit Agreement"), among OCE N.V. (the "Company"), incorporated under the laws of The Netherlands (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, the Company has filed a Form 15F with the Securities and Exchange Commission to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to cease its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

WHEREAS, the Company files a Form 25 with the NASDAQ Stock Market to voluntarily terminate the listing of the ADRs on the NASDAQ Stock Market concurrently with the filing of Form 15F;

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs to reflect the exempt status of the Company under Rule 12g3-2(b) of the Exchange Act;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF ADR

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

SECTION 2.02. All references in the Deposit Agreement to the Company shall be references to Oce N.V. and all references in the Deposit Agreement to the Depositary shall be references to JPMorgan Chase Bank, N.A.

SECTION 2.03. All but the first paragraph of Section 4.09 of the Deposit Agreement is deleted.

SECTION 2.04. Section 4.11 of the Deposit Agreement and paragraph (9) of the form of ADR are amended to read as follows:

As required by Rule 12g3-2(b) of the Exchange Act, the Company will make available all of its annual and quarterly information (as well as any other information that it is required to provide under Dutch law or under the Amsterdam Stock Exchange rules) to its investors through its website, www.oce.com. To the extent the Company furnishes reports or documents to the SEC, such reports and documents may be inspected and copied at the public reference facilities maintained by the SEC located at 100 F Street, NE, Washington, DC 20549.

SECTION 2.05. The address of the Depositary set forth in Section 7.05 of the Deposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A.
Four New York Plaza
New York, New York 10004
Attention: ADR Administration
Fax: (212) 623-0079

SECTION 2.06. The form of ADR, reflecting the amendments set forth herein and some clarifying amendments thereto is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Form F-6 as executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in The Netherlands, neither of such agreements need to be filed or recorded with any court or other authority in The Netherlands, nor does any stamp or similar tax need to be paid in The Netherlands on or in respect of such agreements; and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective on the date hereof (the "Effective Date").

SECTION 4.02. Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.03. Governing Law; Jurisdiction. The Deposit Agreement, the Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts of New York, New York.

SECTION 4.04. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders shall become parties hereto by holding ADSs as of the Effective Date.

OCE N.V.

By:_____________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:_____________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

_____	No. of American Depositary Shares:
Number

Each representing One Ordinary Share

No.	CUSIP:

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

OCE N.V.

(Incorporated under the laws of The Netherlands)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as Depositary (herein called the Depositary), hereby certifies that _______ is the owner of ________ American Depositary Shares representing deposited Ordinary Shares (nominal value Euro 0.50) (herein called Shares) in the capital of OCE-VAN DER GRINTEN N.V., incorporated under the laws of The Netherlands (herein called the Company). At the date hereof, each American Depositary Share (herein called an American Depositary Share) represents one Share deposited under the Deposit Agreement (hereinafter defined) at the principal Netherlands office of ING Groep N.V. (herein called the Custodian).

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of October 1, 1984, as amended (as so amended, the "Deposit Agreement"), by and among the Company, the Depositary and all holders (herein called Holders) from time to time of Receipts issued thereunder, (the "Deposit Agreement"). Each Holder, by accepting a Receipt, agrees to become a party to the Deposit Agreement and agrees to be bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called the Deposited Securities). Copies of the Deposit Agreement are on file at the Depositary's Office and the principal Netherlands office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

(2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Depositary's Office of this Receipt, and upon payment of the fee of the Depositary provided for in paragraph (6) on the face of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, shall be made either at the principal Netherlands office of the Custodian or at the Depositary's Office; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositary's Office in the City of New York shall be at the risk and expense of the Holder hereof.

The Depositary will not accept for surrender a Receipt evidencing less than one American Depositary Shares.

(3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge with respect thereto and any fee charged to obtain Deposited Securities being withdrawn or evidence thereof, and payment of any applicable fees as provided in paragraph (6) on the face of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it or the Custodian has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, the delivery of Receipts against deposits of particular Shares may be withheld, the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time; provided that the withdrawal of deposited Securities may be suspended only for reasons specified in General Instruction IA(1) to Form F-6 under the Securities Act of 1933. The Depositary will not issue Receipts against rights to receive Shares (except for evidence of rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions unless (x) such Receipts are fully collateralized (marked to market daily)with cash or United States government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares and will deliver them upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against rights to receive Shares, including without limitation earnings on the collateral securing such rights. Neither the Depositary nor the Custodian shall lend Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the United States Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares.

(4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities underlying this Receipt, such charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities underlying this Receipt until payment of such tax or other governmental charge is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities underlying this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, and non-assessable and not subject to preemptive or similar rights and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

(6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, five dollars ($5.00) for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts issued or surrendered. The Company will pay other charges of the Depositary, with the exception of (i) taxes and other governmental charges, (ii) such cable, telex, facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders and (iii) such expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars (which are reimbursable out of such currency).

(7) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar.

(9) Available Information. As required by Rule 12g3-2(b) of the Exchange Act, the Company will make available all of its annual and quarterly information (as well as any other information that it is required to provide under Dutch law or under the Amsterdam Stock Exchange rules) to its investors through its website, www.oce.com. To the extent the Company furnishes reports or documents to the SEC, such reports and documents may be inspected and copied at the public reference facilities maintained by the SEC located at 100 F Street, NE, Washington, DC 20549.

Dated:
JPMORGAN CHASE BANK, N.A.,
as Depositary

By . . . . . . . . . . . . . . . . . . .
Authorized Officer

The address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(1) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if such cash dividend or distribution is received in a foreign currency and can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount of all such cash dividends or cash distributions (after conversion, if applicable) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer to cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

(2) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(3) Voting of Deposited Securities. Upon receipt of notice of any meeting of shareholders of the Company at which holders of Deposited Securities are entitled to vote, the Depositary will mail to the Holders a notice which will contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of Netherlands law and the Articles of Association of the Company, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective American Depositary Shares, and a statement as to the manner in which such instructions may be given, including an express indication that a person designated by the Company may be given discretion in exercising such voting rights and (c) a statement that a Holder may be entitled to attend (but not to vote at) any meeting of shareholders specified in such notice as set forth in the Deposit Agreement. Voting rights with respect to such Deposited Securities may only be exercised by the Depositary in accordance with the Deposit Agreement. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the number of Shares or other Deposited Securities underlying the American Depositary Shares evidenced by such Receipt or Receipts in accordance with any such express instructions. The Depositary agrees not to vote the Deposited Securities underlying this Receipt except in accordance with instructions from the Holder of such Receipts.

(4) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

(5) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at the Depositary's Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(6) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto.

(7) Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association or other constituent documents of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or inaction is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability which may arise (a) out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents or (b) out of the offer, sale or registration with the Commission of Receipts, American Depositary Shares or any Deposited Securities.

(8) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian and the term “Custodian” shall refer to such substitute.

(9) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any such amendment so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

(10) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders not theretofore surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.